                                 EXHIBIT 11.1
                                 ------------

                           LAM RESEARCH CORPORATION
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

                                                     Three Months Ended
                                            (In thousands except per share data)
                                         ----------------------------------------------
                                           September 30,               September 30,
                                               1996                       1995
                                         -------    --------      -------     --------
                                                      Fully                     Fully
                                         Primary     Diluted      Primary      Diluted
                                         -------    --------      -------     --------
Net income                               $10,610     $10,610      $30,467      $30,467

Add interest expense on convertible
 subordinated debentures, net of
 income tax effect                                                                 803
                                         -------    --------      -------     --------
                                         $10,610     $10,610      $30,467      $31,270
                                         =======     =======      =======      =======
Average shares outstanding                30,274      30,274       27,293       27,293

Net effect of dilutive
  stock options                              326         326        1,107        1,192

Assumed conversion of convertible
  subordinated debentures                                                        2,640
                                         -------    --------      -------     --------
                                          30,600      30,600       28,400       31,125
                                         =======    ========      =======     ========
Net income per share                     $  0.35    $   0.35      $  1.07     $   1.00
                                         =======    ========      =======     ========

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